EXHIBIT 4.01 -- SPECIMEN CERTIFICATE

                                                     CUSIP NO. 52753P 10 4

                                                          COMMON STOCK

NUMBER                                                       SHARES
Xxxxx                                                        Xxxxxx

                               LEW CORPORATION

       100,000,000 AUTHORIZED SHARES    $.001 PAR VALUE     NON-ASSESSABLE



     This Certifies that    VOID



     is the registered holder of   Xxxxxxxx


Shares of LEW CORPORATION Common Stock transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:     Xxxx



COUNTERSIGNED AND REGISTERED
Colonial Stock Transfer
455 East 400 South #100, Salt Lake City, UT 84111        Dated:
BY                   Transfer Agent and Registrar
Authorized Signature

                                 [SEAL]


  /S/ Ken Kirkpatrick                          /S/ William K. Watkins
       Secretary                                      President